LICENSE AGREEMENT made this 21st day of February, 2001 by and between Bodyguard Records.com, Inc., a Delaware corporation with an office at 138 Fulton Street, New York, NY 10038. USA (hereinafter called "Bodyguard") and Atlantic International Capital Holdings, a Bermuda corporation with an office at P. O. Box HM1564, Hamilton, HMFX, Bermuda (hereinafter called "AICH"). Bodyguard and AICH are sometimes hereinafter individually referred to as a "Party" and collectively as the "Parties".

           WHEREAS, AICH owns or controls: (i) all rights in and to the multitrack tape or two-track stereo master tape either mixed from or recorded from the original multitrack tape comprising the master recordings of the music comprising the Live at the Budakon, 1977 commercial sound recording (the "Master Recording") by the Bay City Rollers (hereinafter called the "Artist"); (ii) all right, title and interest in and to the artist recording agreement with Webnet International, Inc., LLC, a Delaware limited liability company with an office at 78 Marylebone, Suite 106, High Street, London, England WIN - 4AP providing the services of the Bay City Rollers underlying and giving rise to the Master Recording, including the single option for an additional Master Recording (hereinafter called the "Artist Agreement"); and (iii) the rights and responsibilities pertaining to the Master Recording under a certain Joint Venture Agreement dated December 10, 1999 with Exploration, Inc., a non-affiliated Utah corporation (the "Joint Venture"); and

           WHEREAS, Bodyguard is desirous of obtaining the exclusive and transferable right and license to manufacture, market, promote, distribute and sell the compact discs, cassette tapes, records, and any other audio or sound-carrying reproductions now known or which may hereinafter come into existence embodying the Master Recordings (the "Records") under any and all circumstances or through any means whatsoever together with any and all rights owned or acquired by AICH under and pursuant to the Artist Agreement, subject, however to any responsibilities under the Joint Venture (hereinafter collectively called the "License") throughout the universe (hereinafter called "Licensed Territory" or "Territory"); and

           WHEREAS, AICH is willing to grant the License to Bodyguard on the terms and subject to the conditions hereinafter set forth.

           NOW, THEREFORE, in consideration of the warranties, representations and covenants hereinafter made by the parties hereto, Bodyguard and AICH hereby agree as follows:

           1.        Representations and Warranties of AICH.

         A. AICH hereby warrants, represents and covenants that it has full rights, power and authority to execute, deliver and perform this agreement (the "Agreement"), that AICH has no existing commitments with respect to the Master Recordings and/or the License other than that set forth in the Joint Venture (hereinafter collectively called the "Rights") and that there exists no adverse claim in and to the Rights, and hereby grants to Bodyguard the following for the term of the Agreement;

         B. AICH hereby warrants that AICH and the Artist covered by this Agreement have no oral or written obligations contracts, or agreements of whatever nature entered into prior to the signing of this Agreement which are now in force and binding and which would in any way interfere with carrying out this Agreement to its full intent and purpose;

         C. That no materials submitted by AICH will violate any law, or violate or infringe upon the rights of any person, including, without limitation, contractual rights, intellectual property rights, publicity and privacy rights and the rights against libel, defamation and slander;

         D. That the use of Artist's names, likenesses and biographies shall not infringe upon the rights of any person or entity;

         E. AICH owns the right to use and publish and to permit others to use and publish the names (including any professional names heretofore adopted), likenesses of and biographical material concerning AICH and the Artist for advertising and trade purposes in connection with the sale and exploitation of the Master Recording and compact discs produced from the Master Recording; and

         F. AICH owns the right to release records manufactured from the Master Recordings under the name of Bodyguard Records.com or any other such trade name or mark as Bodyguard may elect;

         2. Grant of Rights.

AICH hereby grants the following to Bodyguard:

         A. The Rights for a period of twelve (12) years;

         B. The non-exclusive right to use, or license others to use, the names, artwork negatives, likenesses or biographies of the Artist whose performance is embodied in the Master Recording for the purpose of advertising, promotion or sale of Records;

         C. AICH hereby grants to Bodyguard, its associates, subsidiaries and nominees: (i) the right to manufacture, advertise, sell, lease, license or otherwise use or dispose of in any or all fields of use, throughout the Universe, records embodying the performances addressed hereunder; and (ii) the right to use artist's name and photograph if desired, in connection with the exploitation of said Records;

         D. The non-exclusive right to license others to use Master Recording for commercials, television productions, music videos, television commercials, motion pictures and any other audio-visual or multi-media reproductions now known or which may hereafter come into existence without the prior written consent of AICH;

         E. The non-exclusive right to use, or license others to use, AICH's trademarks and logos (hereinafter called "Marks") only on Records or in connection with the marketing thereof, if Bodyguard chooses to do so;

         F. Bodyguard shall have the unlimited, exclusive rights, throughout the Territory to publicly perform or to permit the public performance of the Master Recording by means of radio broadcast, cable transmission, satellite transmission, television broadcast or any other method now or hereafter known, including, without limitation, digital downloading or streaming media delivery.

         G. Recoupable expenses, as covered by the Artist Agreement, will include any and all of the following expenses, if provided by Bodyguard to AICH:
(i) one- hundred percent (100%) of any andf all recording studio time, (which will be billed at One Hundred and Fifty ($150.00) Dollars per hour for recording, mixing and remixing time); (ii) mastering services; (iii) compact disc manufacturing; (iv) DVD manufacturing; (v) engineering fees; (vi) graphic design; (vii) photography; (viii) publicist fees; (ix) print advertising; (x) session musicians; (xi) advances; (xii) salary or financial compensation of any kind; (xiii) food, fuel and accommodation expenses during promotional appearances and touring; and (xiv) fifty (50%) percent of the cost of a any promotional video and cable television commercial, that Bodyguard elects to film.

         3. Artist Royalties, Traditional Compact Discs and Retail Sales.

         A. Bodyguard will be responsible for paying the Artist's royalty according to the Artist Agreement for the Rights granted herein and the services to be rendered hereunder by the Artist; and

         B. Bodyguard will pay AICH a royalty of ten percent (10%) of Bodyguard's gross income for each Record manufactured and "Sold" featuring the Artist covered by this Agreement for sales of Record via Retail outlets or sold via digital distribution throughout the Territory by Bodyguard or its associates or subsidiaries, after recoupment, as defined in this Agreement. "Sold" will be defined as "payment has been received by Bodyguard and Bodyguard's account has been credited."

         4. Free Downloads

Bodyguard may at some point, elect to allow consumers an opportunity to digitally download one AICH approved song, in part or in whole by the Artist for free, as part of a promotional campaign. No compensation shall be paid to AICH or the Artist for any free digital downloads. Digital Phonorecord Delivery shall be defined in this Agreement as the transmission from a web site of a sound recording saved as a computer file, using compression techniques, downloaded from a web site, directly over the Internet, to the computer of a consumer.

           5.        Video Tape and DVD Releases

If Bodyguard should choose to film, manufacture and commercially release a VHS tape, DVD, or other audio/visual medium now known or not yet known, featuring the Artist, AICH will be paid a royalty of ten percent (10%) of AICH's Gross Income for each VHS or DVD unit sold, after recoupment. Bodyguard will pay the Artist a royalty for said VHS and/or DVD release based upon the terms of the Artist Agreement.

           6.        Inclusive Royalties.

The royalties paid to AICH and the Artist after recoupment shall be inclusive of any mechanical royalties and any other fees to which the Artist may be entitled. Royalties earned by AICH and the Artist via traditional compact disc sales, via Digital Downloads and/or from the sale of VHS or DVDs will be "All In."

         7. No Promotions, Etc.

No royalties will be paid to AICH on records given away for promotional purposes to fan club contest winners, disc jockeys, magazines, newspapers, radio stations and television outlets, etc. Furthermore, AICH will not receive royalties on any records that are returned from a distributor or that are damaged in shipping and are no longer deemed fit for sale to the public.

         8. Statements of Account.

         A. Bodyguard shall render to AICH an account statement, reflecting the items for which Bodyguard shall be accountable to AICH hereunder, quarterly within sixty (60) days after March 31, June 30, September 30 and December 31 of each year covering each immediately preceding quarterly period, and shall pay to AICH all such amounts shown to be due upon the rendition of each quarterly accounting statement in such currency and to such bank account as AICH may designate.

         B. It is understood and agreed that all such amounts shown to be due on each accounting statement represent only such amounts as shall have been received and processed by Bodyguard from its distributor(s) by the deadline for processing each such account.

         9. Sample Copies. Bodyguard shall provide AICH, free of charge, with Ten (10) sample copies of Records released in Licensed Territory as soon as such copies are available.

         10. Duplicates.

Upon Bodyguard's request, AICH shall deliver to Bodyguard a copy of the requested Master Recording in duplicate tape, digital tape or compact disc form, as may be selected and ordered by Bodyguard.

         11. Inspections.

         A. AICH and/or the Artist may inspect, or appoint its representatives to inspect, upon reasonable notice to Bodyguard, at the place of business and during usual business hours of Bodyguard, all books, records and other documents relating to this agreement, to the extent necessary to verify the accuracy of the accounting statements and payments hereunder.

          B. Such inspection shall be conducted at AICH's own expense.
Bodyguard will present the books and records which are necessary to verify the accuracy of the information in the royalty statement that AICH is questioning. Bodyguard shall have no obligation to produce said books and records more than once with respect to each statement rendered to AICH, nor more than once in any calendar year.

         12. Rights to Master Recordings.

It is understood and agreed that all tapes, acetates, stampers, or duplicates thereof, of the Master Recording, and all rights in and to the Master Recording remain the sole and exclusive property of AICH, subject to the rights herein granted by AICH to Bodyguard.

         13. Destruction.

Upon the expiration or termination of this Agreement, all parts, or duplicates thereof, of the Master Recording shall be, at the option of AICH, either returned to AICH or destroyed under the supervision of such agent as may be designated by AICH. AICH shall be responsible for all costs of packing and shipping or destruction thereof.

         14. Legal Actions.

Bodyguard may institute or defend any action, suit, claim or otherwise at its sole discretion and expense to protect any right or interest in and to the Master Recording. Any recovery which may be obtained by Bodyguard by way of settlement, judgment or otherwise shall be divided equally between AICH and Bodyguard, less all of Bodyguard's expenses thereof, including reasonable attorney fees.

         15. Required Notice.

No failure by Bodyguard to perform any of its material obligations under this Agreement shall be deemed a material breach of this Agreement until AICH has given Bodyguard written notice of such breach and such breach has not been corrected within sixty (60) days after the giving of such notice.

         16. Amendment.

This Agreement may be amended by the Parties hereto by action taken by their respective Boards of Directors at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

         17. Binding Effect and Assignments.

All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the successors and assigns of the Parties hereto. This Agreement may not be assigned by any Party without the written consent of the other Party.

         18. Entire Agreement.

Each of the Parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and agreements, both written and oral, of the Parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

         19. Laws of the State of New Jersey.

This Agreement shall be deemed to be made, executed and delivered in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of New Jersey, irrespective of the place of domicile or residence of any Party. In the event of controversy arising out of the interpretation, construction, performance or breach of this Agreement, the Parties hereby agree and consent to the jurisdiction and venue of the United States District Court for the Northern District of New Jersey and further agree and consent that personal service or process in any such action or proceeding outside of the State of New Jersey and in the City of Newark shall be tantamount to service in person or within the State of New Jersey and in the City of Newark and shall confer personal jurisdiction and venue on the said Court.

         20. Originals.

This Agreement may be executed in counterparts, each of which so executed shall be deemed an original and constitute one of the same Agreement.

         21. Address of Parties.

Each Party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new principal place of business.

         22. Notices.

All notices that are required to be or may be sent pursuant to the provisions of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the Parties at the address appearing herein, and shall count from the date of mailing or the day after the date of the airbill.

         23. Modification and Waiver.

A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality of this Agreement. The failure of any Party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature or kind.

         24. Amendment.

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

IN WITNESS THEREOF, the Parties hereto have executed this agreement the day and year first above written.

Bodyguard Records.com, Inc.


By:_______________________
       John Rollo, President


Atlantic International Capital Holdings


By: ____________________________
      Richard A. Iamunno, President